CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1997 incorporated by reference in Wyle Electronics, Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                         /s/ Arthur Andersen LLP
                                            ARTHUR ANDERSEN LLP


Los Angeles, California
July 7, 1997